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                                                                  EXHIBIT 99.1

                           INFORMATION RESOURCES INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                         (EFFECTIVE AS OF MAY 19, 2000)

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

         2. Definitions.

         (a) "Accumulation Account" shall mean a bookkeeping account established and maintained by the Company in the name of each Participant to which shall be credited amounts received from the Participant pursuant to Section 6 of the Plan for the purchase of shares of Common Stock.

         (b) "Accumulation Period" shall mean the period set forth in
Section 4 of the Plan.

         (c) "Board" shall mean the Board of Directors of the Company.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) "Common Stock" shall mean the Common Stock of the Company.

         (f) "Company" shall mean Information Resources, Inc., a Delaware corporation.

         (g) "Compensation" shall mean the total of the Participant's base salary paid during a calendar year, and considered "wages" for Medicare and federal income tax withholding. For purposes of the Plan, Compensation shall not include the following: severance or other payments made in connection with a Participant's termination of employment for any reason, payments made to a Participant under the Company's short-term disability program and payments made to a Participant under the Company's long-term disability program.

         (h) "Designated Subsidiary" shall mean any Subsidiary of the Company which has been designated by the Board from time to time in its sole discretion to participate and grant options under this Plan; provided, however, that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary's Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

         (i) "Disability" shall mean "Disability" as it is defined in the Information Resources, Inc. Long Term Disability Insurance Program.




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         (j) "Employee" shall mean any individual, including an Officer, whose customary employment is for more than five months per calendar year and for more than 20 hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing and shall not be considered interrupted in the case of (i) sick leave, (ii) military leave, (iii) any other leave of absence approved by the Company, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety first (91st) day of such leave.

         (k) "Enrollment Date" shall mean the first day of each Accumulation Period.

         (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (m) "Exercise Date" shall mean the last day of each Accumulation Period of the Plan.

         (n) "Officer" shall mean an individual who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (o) "Participant" shall refer to any Employee who meets the eligibility requirements of Section 3 of the Plan and who has filed a Subscription Agreement with the Company, in accordance with Section 5 of the Plan.

         (p) "Plan" shall mean this Employee Stock Purchase Plan.

         (q) "Purchase Price" shall mean with respect to an Accumulation Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that in the event (i) of any stockholder-approved increase in the number of shares available for issuance under the Plan, and (ii) all or a portion of such additional shares are to be issued with respect to the Accumulation Period that is underway at the time of such increase ("Additional Shares"), and (iii) the Fair Market Value of a share of Common Stock on the date of such increase (the "Approval Date Fair Market Value") is higher than the Fair Market Value on the Enrollment Date for any such Accumulation Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a share of Common Stock on the Exercise Date, whichever is lower. The Purchase Price may also be adjusted by the Board pursuant to Section 20.

         (r) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.




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         (s) "Stock Brokerage Account" shall mean a brokerage account established for each Participant into which shares of Common Stock received at the end of the Accumulation Period are deposited. Such shares of Common Stock will be held in the Stock Brokerage Account in accordance with Section 13 of the Plan.

         (t) "Subscription Agreement" shall mean the agreement (in the form of Exhibit A) by which an Employee becomes a Participant pursuant to Section 5 of the Plan and by which the Participant authorizes payroll deductions to be made pursuant to Section 6 of the Plan.

         (u) "Subsidiary" shall mean a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, whether now or hereafter existing.

         (v) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

         3.  Eligibility.

         (a) Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

         (b) Any provisions of the Plan to the contrary notwithstanding, an Employee shall not be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4. Accumulation Periods. The Plan shall be implemented by a series of Accumulation Periods of six (6) months' duration, with new Accumulation Periods commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day coincident with or immediately preceding June 30, and commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day coincident with or immediately preceding December 31 (or at such other time or times as may be determined by the Board of Directors). The first Accumulation Period under the Plan shall commence on the first Trading Day on or after August 1, 2000, and terminate on the last Trading Day coincident with or immediately preceding December 31, 2000. The Plan shall continue until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration and/or the frequency of Accumulation Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Accumulation Period to be affected.




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         5.  Participation.

         (a) An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement (in the form of Exhibit A) provided by the Company and submitting it to the Company or to the stock brokerage or other financial services firm designated by the Company ("Designated Broker") prior to the applicable Enrollment Date, unless a later time for submission of the Subscription Agreement is set by the Board for all eligible Employees with respect to a given Accumulation Period. The Subscription Agreement and its submission may be electronic, as directed by the Company. The Subscription Agreement shall set forth the amount of Compensation (subject to Section 6(a) below) that is to be credited to the Participant's Accumulation Account pursuant to the Plan. The Subscription Agreement must be filed no later than December 1 (or at such other time or times as may be determined by the Board of Directors) with respect to a Accumulation Period that commences on the first Trading Day on or after January 1 and terminates on the last Trading Day coincident with or immediately preceding June 30, and no later than June 1 (or at such other time or times as may be determined by the Board of Directors) with respect to a Accumulation Period that commences on the first Trading Day on or after July 1 and terminates on the last Trading Day coincident with or immediately preceding December 31. Notwithstanding the foregoing, the Subscription Agreement must be filed no later than such date as designated by the Board of Directors with respect to the initial Accumulation Period that commences on the first Trading Day on or after August 1, 2000, and terminates on the last Trading Day coincident with or immediately preceding December 31, 2000.

         (b) Payroll deductions for a Participant shall commence on the first full payroll period that commences on or after the Enrollment Date and shall end on the last payroll paid on or prior to the Exercise Date of the Accumulation Period to which the Subscription Agreement is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

         6.  Payroll Deductions.

         (a) All payroll deductions, authorized by the timely filing of a Subscription Agreement with the Company, and made for a Participant shall be credited to the Participant's Accumulation Account under the Plan. A Participant may not make any payments into the Participant's Accumulation Account, except through payroll deductions authorized under the Participant's Subscription Agreement. In accordance with a Subscription Agreement, the Participant shall elect any dollar amount, in five dollar ($5.00) increments, of the Participant's Compensation to be deducted from the Participant's Compensation each pay period during the Accumulation Period.

         (b) A Participant may discontinue participation in the Plan as provided in Section 10 hereof. A Participant may not increase or decrease the rate of the Participant's payroll deductions during the Accumulation Period. A Participant may increase or decrease the rate of the Participant's payroll deductions with respect to a subsequent Accumulation Period by completing and filing with the Company a new Subscription Agreement authorizing a change in the payroll deduction rate, if such Subscription Agreement is completed and submitted to the Company in



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accordance with the filing deadline requirements set forth in Section
5 hereof. A Participant's Subscription Agreement shall remain in effect for successive Accumulation Periods unless terminated as provided in Section 10 hereof, or unless as otherwise modified as provided herein.

         (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be decreased to zero dollars at any time during an Accumulation Period. Payroll deductions shall recommence at the rate provided in such Participant's Subscription Agreement at the beginning of the first Accumulation Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

         (d) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7.       Grant of Option.

         (a) On the Enrollment Date of each Accumulation Period, each eligible Employee participating in such Accumulation Period shall be granted an option to purchase on each Exercise Date (at the applicable Purchase Price) a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Accumulation Account as of the Exercise Date by the applicable Purchase Price; provided however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to
Section 10 hereof. The option shall expire on the last day of the Accumulation Period. A Participant shall have no interest or voting right in shares of Common Stock covered by his option until such option has been exercised in accordance with the terms of this Plan.

         (b) The fair market value of the Company's Common Stock on a given date (the "Fair Market Value") shall be determined by the Board in its discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding Trading Day), as reported by the National Association of Securities Dealers Automated Quotation (Nasdaq) National Market or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by Nasdaq or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding Trading Day), as reported in The Wall Street Journal.



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         8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10 hereof, the Participant's option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date of an Accumulation Period, and the maximum number of shares of Common Stock subject to the option will be purchased for such Participant at the applicable Purchase Price with the Participant's accumulated payroll deductions that have been credited to the Participant's Accumulation Account. No fractional Shares of Common Stock shall be purchased. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant on the Exercise Date. Any of the Participant's payroll deductions credited to the Participant's Accumulation Account which are not sufficient to purchase a full share of Common Stock shall be retained in the Participant's Accumulation Account for the subsequent Accumulation Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by the Participant.

         9.  Delivery of Shares of Common Stock.

         (a) Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and the Participant's spouse. Shares acquired pursuant to an exercise of an option shall be delivered to the exercising Participant's Stock Brokerage Account as soon as practicable after each Exercise Date.

         (b) Notwithstanding any provision to the contrary, shares of Common Stock delivered under paragraph (a) above shall be subject to trading restrictions set forth in this paragraph (b). During a "Restriction Period," as defined below, a Participant may not sell, convey, dispose, encumber or otherwise transfer such shares of Common Stock. The Restriction Period refers to the period beginning on the Exercise Date on which shares of Common Stock were acquired and ending on the earlier of (i) the date occurring six months after the Exercise Date or (ii) the date of the Participant's Disability, death or retirement. The Restriction Period shall apply regardless of whether the Participant is an Employee.

         10. Voluntary Withdrawal.

         (a) A Participant may withdraw all, but not less than all, the Participant's payroll deductions credited to the Participant's Accumulation Account and not yet used to exercise options under the Plan at any time by giving written notice to the Company (in the form of Exhibit B) or by electronically completing the required documentation provided by the Company through the Stock brokerage, as directed by the Company; provided that, such notice is made no later than the first business day that occurs at least thirty days prior to an Exercise Date. All of the Participant's payroll deductions credited to the Participant's Accumulation Account shall be paid to such Participant as soon as administratively practicable after receipt of the Participant's notice, and such Participant's option for the current Accumulation Period shall be automatically terminated, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Accumulation Period. If a Participant withdraws during an Accumulation Period, payroll


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deductions shall not resume at the beginning of the succeeding Accumulation
Period unless the Participant delivers to the Company a new Subscription Agreement.

         (b) In the event an Employee fails to remain in continuous employment as an Employee of the Company for at least twenty (20) hours per week during the Accumulation Period in which the Employee is a Participant, such Employee will be deemed to have elected to withdraw from the Plan and any payroll deductions credited to the Participant's account will be returned to such Participant, and the Participant's option will be terminated.

         (c) A Participant's withdrawal from an Accumulation Period will not have any effect upon the Participant's eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Accumulation Periods which commence after the termination of the Accumulation Period from which the Participant withdraws.

         11. Termination of Employment, Retirement, Disability, or Death. Upon a Participant's termination of employment for any reason (including on account of death, retirement, Disability, voluntary termination or involuntary termination), the Participant shall be deemed to have withdrawn from the Plan on the date of such termination of employment and the payroll deductions credited to such Participant's Accumulation Account during the Accumulation Period but not yet used to exercise an option will be returned to such Participant or, in the case of the Participant's death, to the person or persons entitled thereto under Section 15 of the Plan as soon as administratively practicable, and such Participant's option will be automatically terminated.

         12. Earnings and Investments of Accumulation Accounts. Amounts credited to a Participant's Accumulation Account shall not be invested but shall be held in a non-interest bearing account until such time such amounts are used to exercise an option under the Plan. No interest or investment earnings shall accrue with respect to amounts credited to a Participant's Accumulation Account.

         13. Stock. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be One Million (1,000,000) shares of Common Stock, subject to adjustment pursuant to Section 19. If the Board determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available for sale under the Plan on the Enrollment Date or the Exercise Date, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and the Board shall thereafter determine to either continue the Plan as then in effect or terminate the Plan pursuant to Section 20 below. The Company may make a pro rata allocation of the shares of Common Stock available on the Exercise Date of any applicable Accumulation Period pursuant to the preceding



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sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Exercise Date.

         14. Administration. The Plan shall be administered by the Board, or by a committee of members of the Board appointed and designated by the Board. The Board or its designated committee shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, and full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Every finding, decision and determination made by the Board or its designated committee shall, to the full extent permitted by law, be final and binding upon all parties.

         15.  Designation of Beneficiary.

         (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares of Common Stock and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 15(a) shall be made as directed by the Company, which may require electronic submission of the required documentation with the Stock brokerage.

         (b) Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by the submission of the required written notice, which required notice may be electronic. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Accumulation Period in accordance with
Section 10 hereof.



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         17. Use of Funds.  All payroll deductions received or held by the
Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees by the Company or the Designated Broker at least annually, which statements shall set forth the amounts of payroll deductions, the per share Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

         19. Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

         (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares covered by each option under the Plan that has not yet been exercised, the number of shares of Common Stock that have been authorized for issuance under the Plan but have not yet been placed under option, the maximum number of shares of Common Stock each Participant may purchase per Accumulation Period (pursuant to Section 7), the number of shares of Common Stock set forth in Section 13 above, and the price per Share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         (b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, any Accumulation Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board.

         (c) Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the outstanding options, the Accumulation Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), as of which date any



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



Accumulated Period then in progress will terminate. The New Exercise Date shall be on or before the date of consummation of the transaction involving the Company's proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Accumulation Period as provided in Section 10 hereof. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon the sale or merger, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of shares covered by the option as provided for in this Section 19); provided, however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the transaction.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company's being consolidated with or merged into any other corporation.

         20. Amendment or Termination.

         (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that the Plan or an Accumulation Period may be terminated by the Board on any Exercise Date or by the Board's setting a new Exercise Date with respect to an Accumulation Period then in progress if the Board determines that the termination of the Plan and/or the Accumulation Period is in the best interests of the Company and its stockholders, or if continuation of the Plan and/or the Accumulation Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan. Except as provided in Section 19 and in this
Section 20, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.




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



         (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Accumulation Periods, limit the frequency and/or number of changes in the amount withheld during an Accumulation Period, establish the currency exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, supplement the Plan to include one or more foreign Subsidiaries as Designated Subsidiaries, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

         (c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

         (i) altering the Purchase Price for any Accumulation Period including an Accumulation Period underway at the time of the change in Purchase Price; and

         (ii) shortening any Accumulation Period so that Accumulation Period ends on a new Exercise Date, including an Accumulation Period underway at the time of the Board action.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

         21. Participation by Employees in Foreign Countries. Employees of a Subsidiary domiciled or operating in a country other than the United States may participate in the Plan if the Committee has designated the relevant foreign Subsidiary as a Designated Subsidiary. To the extent that participation in the Plan by Employees of foreign Subsidiaries is facilitated by a supplement to the Plan which relates to a specific foreign country, the Plan may be supplemented by amendment in accordance with Section 20 for the purpose of facilitating participation in the Plan by Employees residing or working in a particular foreign country. The provisions of such a supplement shall apply only to the specific employees and foreign country identified in that supplement.

         22. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the


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form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         23. Conditions Upon Issuance of Shares of Common Stock. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         24. Term of Plan; Effective Date. The Plan shall become effective upon its approval by the stockholders of the Company. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

         25. No Enlargement of Employee Rights. PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING CONTAINED IN THIS PLAN SHALL BE DEEMED TO GIVE THE PARTICIPANT THE RIGHT TO BE RETAINED IN THE EMPLOY OF THE COMPANY OR DESIGNATED SUBSIDIARY OR TO INTERFERE WITH THE RIGHT OF THE COMPANY OR DESIGNATED SUBSIDIARY TO TERMINATE SUCH PARTICIPANT'S EMPLOYMENT WITH THE COMPANY OR DESIGNATED SUBSIDIARY AT ANY TIME, WITH OR WITHOUT CAUSE.

         26. Governing Law. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Illinois and the laws of the United States.

         27. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         28. Execution. To record the adoption of the Plan by the Board on May 19, 2000, the Company has caused its authorized officer to execute the same.




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                                    INFORMATION RESOURCES, INC.



                                    By:
                                       --------------------------------------

                                    Title:
                                          -----------------------------------




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